                                                                   Exhibit 10.22
AFTER RECORDING RETURN TO:


SEATTLE-FIRST NATIONAL BANK                                 Loan No. 186603-7
CREG, LOAN ADMINISTRATION                      Title Co. & No. FATCO; 73016-3
P.O. BOX 3686 (CSC-15)
SEATTLE, WA  98124-3686
Attention: Jolene Tingelstad



                       DEED OF TRUST, SECURITY AGREEMENT
                       AND FIXTURE FILING WITH ASSIGNMENT
                              OF LEASES AND RENTS


     THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made as of December 28, 1994 by ADVANCED TECHNOLOGY LABORATORIES, INC., a Washington corporation, as "Grantor", whose address is 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, Washington 98041-3003; to RAINIER CREDIT COMPANY, as "Trustee", whose address is P.O. Box 33828, FAB-19, Seattle, WA 98124-3828; for the benefit of SEATTLE-FIRST NATIONAL BANK, a national banking association, as "Beneficiary", whose address is 701 Fifth Avenue, 14th Floor, Seattle, WA 98104, Attention: Real Estate Loan Administration.

                                   ARTICLE I
                                   ---------

     1. GRANTING CLAUSE. Grantor irrevocably grants, bargains, sells and conveys to Trustee and its successors and assigns in trust, with power of sale and with right of entry and possession as provided herein, all Grantor's estate, right, title, interest, claim and demand, now owned or hereafter acquired, in and to the following (the "Property"):

          (a) The real property in Snohomish County, Washington, described in

Schedule A attached and any and all improvements now or hereafter located
----------
thereon (the "Real Property").

          (b) All land lying in streets and roads adjoining the Real Property, and all access rights and easements pertaining to the Real Property.

          (c) All the lands, tenements, privileges, reversions, remainders, irrigation and water rights and stock, oil and gas rights, royalties, minerals and mineral rights, all development rights and credits, air rights, hereditaments and appurtenances belonging or in any way pertaining to the Real Property.

          (d) All buildings, structures, improvements, fixtures, equipment and machinery and property now or hereafter attached to the Real Property including, but not limited to, heating and incinerating apparatus and equipment, boilers, engines, motors, generating equipment, piping and plumbing fixtures, built-in ranges, cooking apparatus and mechanical kitchen equipment, built-in refrigerators, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, irrigation equipment, carpeting, underpadding, elevators, escalators, partitions, mantles, built-in mirrors, window shades, blinds, screens, storm sash, awnings, and shrubbery and plants. All property mentioned in this subsection (d) shall be deemed part of the realty and not severable wholly or in part without material injury to the Real Property.

          (e) All rents, issues and profits of the Real Property, all existing and future leases of the Real Property (including extensions, renewals and subleases), all agreements for use and occupancy of the Real Property (all such leases and agreements whether written or oral, are hereafter referred to as the "Leases"), and all guaranties of lessees' performance under the Leases, together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other income of any nature now or hereafter due (including any income of any nature coming due during any redemption period) under the Leases or from or arising out of the Real Property including minimum rents, additional rents, percentage rents, parking or common area maintenance contributions, tax and insurance contributions, deficiency rents, liquidated damages following default in any Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all proceeds payable as a result of exercise of an option to purchase the Real Property, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, all security deposits or other deposits for the performance of any lessee's obligations under the Leases, and all proceeds from any rights and claims of any kind which Grantor may have against any lessee under the Leases or any occupants of the Real Property (all of the above are hereafter collectively referred to as the "Rents"). This subsection (e) is subject to the right, power and authority given to the Beneficiary in the Loan Documents (as defined herein) to collect and apply the Rents.

          (f) All of Grantor's rights to further encumber said Real Property for debt and all Grantor's rights to enter into any lease agreement which would create a tenancy that is or may become subordinate in any respect to any mortgage or deed of trust other than this Deed of Trust.

     2. COLLATERAL. The following described estate, property and rights of Grantor are also included as security for the performance of each covenant and agreement of Grantor contained herein and the payment of all sums of money secured hereby:

          (a) All compensation, awards, damages, rights of action and proceeds (including insurance proceeds and any interest on any of the foregoing) arising out of or relating to a taking or damaging of the Property by reason of any public or private improvement, condemnation proceeding (including change of grade), fire, earthquake or other casualty, injury or decrease in the value of the Property, to the extent of the amounts owing under the "Note" (defined below) and the other "Loan Documents" (defined below) including this Deed of Trust.

          (b) All contracts and agreements pertaining to the ownership, maintenance or operation of the Property including, but not limited to, management, operating and maintenance agreements, and governmental licenses and permits.

          (c) All of Grantor's interest in and to the proceeds of the loan (the "Loan") evidenced by the Note (defined below), whether disbursed or not, any account into which Loan proceeds are deposited.

          (d) All books and records pertaining to the ownership, operation or maintenance of the Property and the other collateral described above, including copies of computer readable memory.

          (e) All additions, accessions, replacements, substitutions, proceeds and products of the Property described in this Section 2 and of any of the Property above which is personal property.

The Property and all of the property and rights described in Sections 1 and 2 above are referred to collectively in this Deed of Trust as the "Collateral". The Collateral is intended only to include property and rights related to the ownership, maintenance or operation of the Property and not property and rights related to the manufacturing business from time to time operated by Grantor from the Property.

     3. SECURITY AGREEMENT. If any of the Collateral is determined to be personal property, Grantor as Debtor hereby grants to Beneficiary as Secured Party a security interest in all such personal property to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement between Grantor and Beneficiary pursuant to the Uniform Commercial Code as adopted in the State of Washington, as now or hereafter amended, with respect to the Collateral, and any and all property affecting or related to the use and enjoyment of the Property, now or hereafter described in any Uniform Commercial Code Financing Statement naming Grantor as Debtor and Beneficiary as Secured Party. The remedies of Beneficiary for any violation of the covenants, terms and conditions of this Deed of Trust or any other

Loan Document (defined below) shall include all remedies available to secured parties under the Uniform Commercial Code. Grantor agrees the filing of a financing statement in the records normally having to do with personal property shall not be construed as in anywise derogating from or impairing the intention of Grantor and Beneficiary that the Collateral is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in any list filed with the Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.

     4. FINANCING STATEMENT. This Deed of Trust shall also constitute a financing statement filed for record in the real estate records as a fixture filing pursuant to the Uniform Commercial Code.

     5. OBLIGATIONS SECURED. The following obligations ("Secured Obligations") are secured by this Deed of Trust:

          (a) Payment of the sum of Eleven Million Five Hundred Thousand Dollars ($11,500,000) or so much thereof as may be advanced with interest thereon according to the terms of a promissory note of even date herewith, payable to Beneficiary or order and made by Grantor, including all renewals, amendments, modifications, extensions and substitutions therefor (the "Note"). THE NOTE MAY CONTAIN PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE.

          (b) Payment of any further sums now or hereafter advanced or loaned by Beneficiary to Grantor, or any of its successors or assigns, and payment of every other present and future obligation owing by Grantor to Beneficiary of any kind, and all renewals, modifications, and extensions thereof, including any interest, fees, costs, service charges, indemnifications and expenses connected with such obligations, regardless of whether such sums exceed the amount stated above in subparagraph (a), if (i) the promissory note or other written document evidencing the future advance or loan or other obligation specifically states that it is secured by this Deed of Trust, or (ii) the advance, including costs and expenses incurred by Beneficiary, is made pursuant to the Note, this Deed of Trust or any other documents executed by Grantor evidencing, securing, or relating to the Loan, and/or the Collateral, whether executed prior to, contemporaneously with, or subsequent to this Deed of Trust (this Deed of Trust, the Note and all such other documents, including any agreement evidencing an existing or future "swap transaction" (as referred to below), and all renewals, amendments, modifications or extensions thereof, are hereafter collectively referred to as the "Loan Documents"), together with interest thereon at the rate set forth in the Note, unless otherwise specified in the Loan Documents or agreed in writing.

          (c) Performance of each agreement, term and condition set forth or incorporated by reference in the Loan Documents, as such may be amended.

          (d) Performance and payment of the obligations of Grantor (or any other obligor under the Note) under each and every existing or future "swap transaction" (i.e., any transactions governed by an ISDA master agreement) to which Grantor (or the obligor under the Note) and Beneficiary are parties, if this Deed of Trust is referenced in such transaction as a credit support document.

Notwithstanding any of the foregoing, the Secured Obligations shall not include the obligations of Grantor under any Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances now or hereafter executed by Grantor (or any other person or entity) in connection with the loan evidenced by the Note.

                                   ARTICLE II
                                   ----------

     1. ASSIGNMENT OF RENTS AND LEASES. Grantor hereby absolutely and irrevocably assigns to Beneficiary all Grantor's interest in the Rents and Leases. The foregoing assignment is subject to the terms and conditions of any separate assignment of the Leases and/or Rents, whenever executed, in favor of Beneficiary and covering the Property. Grantor warrants it has made no prior assignment of the Rents or the Leases and will make no subsequent assignment (other than to Beneficiary) without the prior written consent of Beneficiary.
At Beneficiary's request, Grantor shall execute and deliver to Beneficiary a separate assignment of rents containing such terms and conditions as Beneficiary may reasonably require.

          (a) Unless otherwise provided in any separate assignment of the Leases and/or the Rents, and so long as Grantor is not in default under the Loan Documents, Grantor may collect the Rents as the Rents become due. Grantor shall use the Rents to pay normal operating expenses for the Property and sums due and payments required under the Loan Documents. No Rents shall be collected for a period subsequent to the current one month rental period and first or last month's rent. Grantor's right to collect the Rents shall not constitute Beneficiary's consent to the use of cash collateral in any bankruptcy proceeding.

          (b) If Grantor is in default under this Deed of Trust or any other Loan Document, without notice to Grantor, Beneficiary or its agents, or a court appointed receiver, may collect the Rents. In doing so, Beneficiary may (i) evict lessees for nonpayment of rent, (ii) terminate in any lawful manner any tenancy or occupancy, (iii) lease the Property in the name of the then owner on such terms as it may deem best, (iv) institute proceedings against any lessee for past due rent, and (v) do all other acts and things as Beneficiary deems necessary or desirable. The Rents received shall be applied to payment of the costs and expenses of collecting the Rents, including a reasonable fee to Beneficiary, a receiver or an agent, operating expenses for the Property and any sums due or payments required under the Loan Documents, in such order as Beneficiary may determine. Any excess shall be paid to Grantor, however, Beneficiary may withhold from any excess a reasonable amount to pay sums anticipated to become due which exceed the anticipated future Rents. Beneficiary's failure to collect or discontinuing collection at any time shall not in any manner affect the subsequent enforcement by Beneficiary of its rights to collect the Rents. The collection of the Rents by or for Beneficiary shall not cure or waive any default under the Loan Documents. Any Rents paid to Beneficiary or a receiver shall be credited against the amount due from the lessees under the Leases. In the event any lessee under a Lease becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any Lease assigned hereby, Grantor covenants and agrees that in the event any of the Leases are so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; any check in payment of damages for rejection or termination of any such Lease will be made payable both to the Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary, it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured hereunder in such manner as Beneficiary may elect.

          (c) Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Property or any part thereof, Beneficiary is not and shall not be deemed to be: (i) "a mortgagee in possession" for any purpose;
(ii) responsible for performing any of the obligations of the lessor under any Lease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it. In exercising its rights under this Section 1 Beneficiary shall be liable only for the proper application of and accounting for the Rents collected by Beneficiary or its agents.

     2. LEASES. Grantor shall fully comply with all of the terms, conditions and provisions of the Leases so that the same shall not become in default and do all things necessary to preserve the Leases in force. Unless otherwise agreed in writing by Beneficiary, without Beneficiary's prior written consent, Grantor will not enter into any Lease (i) for a term of three (3) years or more, or (ii) containing an option or right to purchase all or any part of the Collateral in favor of any lessee. With respect to any Lease of the whole or any part of the Property involving an initial term of three (3) years or more, Grantor shall not, without the prior written consent of Beneficiary, (a) permit the assignment or subletting of all or part of the lessee's rights under the Lease unless the right to assign or sublet is expressly reserved by the lessee under the Lease,
(b) modify or amend the Lease for a lesser rental or term, or (c) accept surrender of the Lease or terminate the Lease except in accordance with the terms of the Lease providing for termination in the event of a default. After a default under the Note or any other Loan Document, any proceeds or damages resulting from a lessee's default under any Lease, at Beneficiary's option, shall be paid to Beneficiary and applied against sums owed under the Loan Documents even though such sums may not be due and payable. Except for real estate taxes and assessments, without Beneficiary's prior written consent, Grantor shall not permit any lien to be created against the Property which may be or may become prior to any Lease. If the Property is partially condemned or suffers a casualty, Grantor shall promptly repair and restore the Property in order to comply with the Leases.

                                  ARTICLE III
                                  -----------

     1. NON-AGRICULTURAL USE. Grantor represents and warrants to Beneficiary that neither the Property nor any other Collateral is used principally or primarily for agricultural or farming purposes.

     2. PERFORMANCE OF OBLIGATIONS. Grantor shall promptly and timely pay all sums due pursuant to the Loan Documents, strictly comply with all the terms and conditions of the Loan Documents, and perform each Secured Obligation in accordance with its terms.

     3. WARRANTY OF TITLE. Grantor warrants that it has good and marketable title to an indefeasible fee simple estate in the Property (unless Grantor's present interest in the Property is described in Schedule A as a leasehold
                                                 ----------
interest, in which case Grantor warrants that it lawfully possesses and holds a valid leasehold interest in the Property as described in Schedule A), and good
                                                         ----------
marketable title to the personal property Collateral, subject to no liens, encumbrances, easements, assessments, security interests, claims or defects of any kind prior or subordinate to the lien of this Deed of Trust, except those listed in Beneficiary's title insurance policy or approved by Beneficiary in writing (the "Exceptions") and real estate taxes and assessments for the current year. Grantor warrants the Exceptions and the real estate taxes and assessments are not delinquent or in default, and Grantor has the right to convey the Property to Trustee for the benefit of Beneficiary, and the right to grant a security interest in the personal property Collateral. Grantor will warrant and defend title to the Collateral and will defend the validity and priority of the lien of this Deed of Trust and the security interests granted herein against any claims or demands.

     4. PROHIBITED LIENS.

          (a) Subject to Grantor's rights under subsection (b) below, Grantor shall not permit any governmental or statutory liens (including taxes, mechanic's or materialmen's liens) to be filed against the Collateral except for real estate taxes and assessments not yet due and liens permitted by the Loan Documents or approved by Beneficiary in writing.

          (b) Grantor will have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited lien, encumbrance or charge so long as (i) no default exists under the Loan Documents, (ii) with respect to any lien other than a mechanic's or materialmen's lien, Grantor first deposits with Beneficiary a bond or other security satisfactory to Beneficiary in the amount reasonably required by Beneficiary; (iii) Grantor immediately commences its contest of such lien, encumbrance or charge, applies to court for a show cause as provided for in RCW 60.04.221(9), as now or hereafter amended, and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the lien, encumbrance or charge is stayed; and (v) Grantor pays any judgment rendered for the lien claimant or other third party within ten (10) days after the entry of the judgment. If the contested item is a mechanic's or materialmen's lien, Grantor will furnish Beneficiary with an endorsement to its title insurance policy which insures the priority of this Deed of Trust over the lien being contested. Grantor will discharge or elect to contest and post an appropriate bond or other security within twenty (20) days of written demand by Beneficiary.

     5. PAYMENT OF TAXES AND OTHER ENCUMBRANCES. Grantor shall pay the real estate taxes and any assessments or ground rents prior to delinquency unless otherwise provided for in the reserve account described in Section 15 below. All other encumbrances, charges and liens affecting the Collateral, including mortgages and deeds of trust, whether prior to or subordinate to the lien of this Deed of

Trust, shall be paid when due and shall not be in default. On request Grantor shall furnish evidence of payment of these items.

     6. MAINTENANCE--NO WASTE. Grantor shall protect and preserve the Collateral and maintain it in good condition and repair. Grantor shall do all acts and take all precautions which, from the character and use of the Collateral, are reasonable, proper or necessary to so maintain, protect and preserve the Collateral. Grantor shall not commit or permit any waste of the Collateral.

     7. ALTERATIONS, REMOVAL AND DEMOLITION. Unless otherwise agreed in writing by Beneficiary, Grantor shall not alter, remove or demolish any of the structural elements of the building or improvements on the Property without Beneficiary's prior written consent. Grantor shall not remove any fixture or other item of property which is part of the Collateral without Beneficiary's prior written consent unless the fixture or item of property is replaced by an article of equal suitability, owned by Grantor free and clear of any lien or security interest.

     8. COMPLETION, REPAIR AND RESTORATION. Grantor shall promptly complete or repair and restore in good workmanlike manner any building or improvement on the Property which may be constructed or damaged or destroyed and shall pay all costs incurred therefor. With respect to alterations or construction subject to Beneficiary's approval, prior to commencement of any construction Grantor shall submit the plans and specifications for Beneficiary's approval and furnish evidence of sufficient funds to complete the work.

     9. COMPLIANCE WITH LAWS. Grantor shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Collateral, as applicable, including, without limitation, all applicable requirements of the Fair Housing Act of 1968 (as amended) and the Americans With Disabilities Act of 1990 (as the same may be amended from time to time), and shall not commit or permit any act upon or concerning the Collateral in violation of any such laws, ordinances, regulations, covenants, conditions, and restrictions, as applicable. Grantor shall defend, indemnify and hold Beneficiary harmless from and against all liability threatened against or suffered by Beneficiary by reason of a breach by Grantor of the foregoing representations, warranties, covenants and agreements. The foregoing indemnity shall include the cost of all alterations to the Collateral (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees) incurred in connection with the Property being in violation of any such laws, ordinances, regulations, covenants, conditions and restrictions. If

Beneficiary or its designee shall become the owner of or acquire an interest in or rights to the Collateral by foreclosure or deed in lieu of foreclosure of this Deed of Trust or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Collateral. Notwithstanding the preceding sentence, Grantor shall have no obligation to defend, indemnify or hold Beneficiary harmless from any liability arising from or out of the activities of Beneficiary or its agents with respect to the Collateral on or after the transfer of the Collateral to Beneficiary pursuant to foreclosure proceedings or in lieu thereof.

     10. IMPAIRMENT OF COLLATERAL. Grantor shall not, without Beneficiary's prior written consent, change the general nature of the occupancy of the Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Collateral, or take or permit any action which would impair the Collateral or Beneficiary's lien or security interest in the Collateral.

     11. INSPECTION OF COLLATERAL. Beneficiary and/or its representative may inspect the Collateral at reasonable times after reasonable notice.

     12. GRANTOR'S DEFENSE OF COLLATERAL. Grantor shall appear in and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust.

     13. BENEFICIARY'S RIGHT TO PROTECT COLLATERAL. Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust. Beneficiary may pay, purchase, contest or compromise any encumbrance, charge or lien not listed as an Exception which in its judgment appears to be prior or superior to the lien of this Deed of Trust. If Grantor fails to make any payment or do any act required under the Loan Documents, Beneficiary, without any obligation to do so and without releasing Grantor from any obligations under the Loan Documents, may make the payment or cause the act to be performed in such manner and to such extent as Beneficiary may deem necessary to protect the Collateral. Beneficiary is authorized to enter upon the Property for such purposes. In exercising any of these powers Beneficiary may incur such expenses, in its absolute discretion, it deems necessary.

     14.  HAZARDOUS SUBSTANCES.

          (a) Grantor represents and warrants to Beneficiary, to the best of Grantor's knowledge after due and diligent inquiry, no hazardous or toxic waste or substances are being stored on the Property nor have any such waste or substances been stored or used in, on, under, over or about the Property prior to or during Grantor's ownership, possession or control of the Property, other than the use or storage of hazardous or toxic waste or substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property or in the ordinary course of operating the business of Grantor (or any prior owner of all or part of the Property), all of which Grantor covenants have (to its knowledge) and will be used, stored and disposed of in accordance with all applicable federal, state and local laws, regulations and ordinances. Grantor shall provide written notice to Beneficiary immediately upon Grantor becoming aware that the Property is being or has been contaminated with hazardous or toxic waste or substances. Grantor will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances; provided the foregoing shall not preclude Grantor from using or generating hazardous or toxic wastes or other substances in the ordinary course of operating the business of Grantor on the Property if such use is in accordance with commercially reasonable practices and all applicable federal, state or local laws, regulations and ordinances.
For purposes of this Deed of Trust, the term "hazardous or toxic waste or substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or similar term, and now or hereafter regulated under any applicable federal, state or local statute, regulation, ordinance or requirement, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup.

          (b) Grantor shall comply, at Grantor's expense, with all applicable statutes, regulations and ordinances which apply to Grantor or the Collateral, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction which Grantor is bound by, relating to the use, collection, storage, treatment, control, removal or cleanup of hazardous or toxic substances in, on, under, over or about the Property or in, on, under, over or about any adjacent property that becomes contaminated with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property. Beneficiary may, but is not obligated to, enter upon the Property to inspect it for compliance and to take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary; and whether or not Grantor has actual knowledge of the existence of hazardous or toxic substances in, on, under, over or about the Property or any adjacent property as of the date hereof, Grantor shall reimburse Beneficiary on demand for the full amount of all reasonable costs and expenses incurred by

Beneficiary prior to Beneficiary acquiring title to the Property through foreclosure or deed in lieu of foreclosure, in connection with such compliance activities.

          (c) Grantor's obligations under this Section 14 are unconditional and shall not be limited by a non-recourse or other limitations of liability provided for in this Deed of Trust or any other Loan Document.


     15.  RESERVE ACCOUNT.

          (a) Subject to subsection (d) below, if Beneficiary so requires, Grantor shall pay to Beneficiary monthly, together with and in addition to any payments due under the Note, a sum, as estimated by Beneficiary, equal to the ground rents, if any, the real estate taxes and assessments next due on the Property and the premiums next due on insurance policies required under the Loan Documents, less all sums already paid therefor, divided by the number of months to elapse before two (2) months prior to the date when the ground rents, real estate taxes, assessments and insurance premiums will become delinquent. The monthly reserve accounts payments and any other payments due under the Note shall be paid in a single payment and applied by Beneficiary, at its option, in the following order: (1) ground rents, real estate taxes, assessments and insurance premiums, (2) expenditures made pursuant to the Loan Documents and interest thereon, (3) interest on the Note, and (4) principal due on the Note. Grantor shall promptly deliver to Beneficiary all bills and notices pertaining to the ground rents, taxes, assessments and insurance premiums.

          (b) The reserve account is solely for the protection of Beneficiary. Beneficiary shall have no responsibility except to credit properly the sums actually received by it. No interest will be paid on the funds in the reserve account and Beneficiary shall have no obligation to deposit the funds in an interest-bearing account. Upon assignment of this Deed of Trust by Beneficiary, any funds in the reserve account shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each transfer of the Property shall automatically transfer to the grantee all rights of Grantor to any funds in the reserve account.

          (c) If the total of the payments to the reserve account exceeds the amount of payments actually made by Beneficiary, plus such amounts as have been reasonably accumulated in the reserve account toward payments to become due, such excess may, at Beneficiary's election, be (1) credited by Beneficiary against sums then due and payable under the Loan Documents, or (2) refunded to Grantor as its name appears on the records of Beneficiary. If, however, the reserve account does not have sufficient funds to make the payments when they become due, Grantor shall pay to Beneficiary the amount necessary to make up the deficiency within fifteen (15) days after written notice to Grantor. If this Deed of Trust is foreclosed or if Beneficiary otherwise acquires the Collateral, the Beneficiary shall, at the time of commencement of the proceedings or at the time the Collateral is otherwise acquired, apply the remaining funds in the reserve account, less such sums as will become due during the pendency of the proceedings, against the sums due under the Loan Documents and/or to make payments required under the Loan Documents.

          (d) Unless required by the terms of Beneficiary's loan commitment or any other Loan Document, Grantor shall not be required to pay monthly reserve account payments so long as there has been no more than four (4) late payments due under the Note throughout the term of the Loan and there is no other default under the Loan and so long as Grantor remains in ownership of the Collateral, provided receipted bills evidencing the payment of all taxes and/or assessments and insurance premiums are exhibited to Beneficiary within fifteen (15) days after Beneficiary's request therefor. Upon any change in any of these conditions, Beneficiary may, at its option then or thereafter exercised, require the payment of reserves pursuant to this Section 15.

     16.  REPAYMENT OF BENEFICIARY'S EXPENDITURES. Grantor shall pay within ten
(10) days after written notice from Beneficiary all sums expended by Beneficiary and all costs and expenses incurred by Beneficiary in taking any actions pursuant to the Loan Documents including attorneys' fees, accountants' fees, appraisal and inspection fees, and the costs for title reports. If any laws or regulations are passed subsequent to the date of this Deed of Trust which require Beneficiary to incur out-of-pocket expenses in order to maintain, modify, extend or foreclose this Deed of Trust, revise the terms of the Loan or consent to an Accelerating Transfer (as defined below), Grantor shall reimburse Beneficiary for such expenses within fifteen (15) days after written notice from Beneficiary. Expenditures by Beneficiary shall bear interest from the date of such advance or expenditure at the default interest rate in the Note, shall constitute advances made under this Deed of Trust and shall be secured by and have the same priority as the lien of this Deed of Trust. If Grantor fails to pay any such expenditures, costs and expenses and interest thereon, Beneficiary may, at its option, without foreclosing the lien of this Deed of Trust, commence an independent action against Grantor for the recovery of the expenditures and/or advance any undisbursed Loan proceeds to pay the expenditures.

     17.  ACCELERATING TRANSFERS.

          (a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, transfer of full possessory rights, or other transfer of all or any material part of the Collateral or any interest in it, whether voluntary, involuntary, by operation of law or otherwise and whether or not for record or for consideration. If Grantor is a corporation, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggregate, more than fifty percent (50%) of the voting power. If Grantor is a partnership, "Accelerating Transfer" also means withdrawal or removal of any general partner, dissolution of the partnership under Washington law, or any transfer or any transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests. If Grantor is the majority owner of a business, either through ownership of shares of a corporation or interest in a partnership or otherwise, which occupies seventy-five percent (75%) or more of the improvements on the Property, "Accelerating Transfer" also means any sale, contract to sell, or other transfer of the business or substantial assets of the business, other than in the ordinary course, or the failure of the business to continue to occupy the Property.

          (b) Grantor acknowledges Beneficiary is taking actions in reliance on the expertise, skill, experience and reliability of Grantor, and the obligations secured hereby include material elements similar in nature to a personal service contract or ownership interest. In consideration of Beneficiary's reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer without Beneficiary's prior written consent, which Beneficiary may withhold in its sole discretion. If Beneficiary consents, it may charge the Grantor a fee as consideration for such consent and condition its consent on such changes to the terms and conditions of the Note and other Loan Documents as Beneficiary may require, including without limitation increasing the interest rate on the Note. Grantor shall pay Beneficiary's actual costs incurred in making its decision to consent to an Accelerating Transfer, including but not limited to the cost of credit reports, an updated appraisal of the Property, an updated environmental assessment and documentation. If any Accelerating Transfer occurs without Beneficiary's prior written consent, Beneficiary in its sole discretion may declare an immediate default and all sums secured by this Deed of Trust to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided herein. This provision shall apply to each and every Accelerating Transfer regardless of whether or not Beneficiary has consented or waived its rights, whether by action or nonaction, in connection with any previous Accelerating Transfer(s).

          (c) If all or any part of this Section 17 relevant to a particular Accelerating Transfer is unenforceable according to the law in effect at the time of the Accelerating Transfer, then Grantor shall reimburse Beneficiary for its actual costs incurred in processing the Accelerating Transfer on its records, including but not limited to the cost of modifications of Loan Documents, an appraisal, and obtaining relevant credit and financial information.

          (d) By the acceptance of this Deed of Trust, the Beneficiary agrees it will, upon request of the Grantor, if no default exists under this Deed of Trust and no event has occurred which through the passage of time, the giving of notice or both, could constitute a default, join with the Grantor in requesting the Trustee to partially reconvey a portion of the Property, consisting of approximately 17 acres (including approximately 7.7 acres of wetlands) of unimproved real property, if the following conditions are met:

             (1) Grantor delivers to Beneficiary evidence that (i) the partial reconveyance will not have any adverse effect upon the priority position of the remaining security as evidenced by the title insurance held by the Beneficiary, and (ii) the remaining Property constitutes one or more "legal lots" under applicable zoning and subdivision laws.

             (2) The Property shall have been short platted or otherwise subdivided in accordance with regulations of the local government authority, and Beneficiary must receive evidence of final short plat (or other subdivision) approval from the government authority. Any such short plat or subdivision shall be subject to the reasonable approval of Beneficiary.

             (3) The release, in Beneficiary's reasonable opinion, will not result in the loss by any other part of the Property of reasonable access to a public street or the use of any necessary easements or utility services.

     18. RELEASE OF PARTIES OR COLLATERAL. Without affecting the obligations of any party under the Loan Documents and without affecting the lien of this Deed of Trust and Beneficiary's security interest in the Collateral, Beneficiary and/or Trustee may, without notice (a) release all or any Grantor and/or any other party now or hereafter liable for any of the Secured Obligations (including guarantors), (b) release all or any part of the Collateral, (c) subordinate the lien of this Deed of Trust or Beneficiary's security interest in the Collateral, (d) take and/or release any other security for or guarantees of the Secured Obligations, (e) grant an extension of time for performance of the Secured Obligations, (f) modify, waive, forbear, delay or fail to enforce any of the Secured Obligations, (g) sell or otherwise realize on any other security or guaranty prior to, contemporaneously with or subsequent to a sale of all or any part of the Collateral, (h) make advances pursuant to the Loan Documents including advances in excess of the Note amount, (i) consent to the making of any map or plat of the Property, and (j) join in the grant of any easement on the Property. Any subordinate lienholder shall be subject to all such releases, extensions or modifications without notice to or consent from the subordinate lienholder. Grantor shall pay any Trustee's, attorneys', title insurance, recording, inspection or other fees or expenses incurred in connection with release of Collateral, the making of a map, plat or the grant of an easement.

                                   ARTICLE IV
                                   ----------

     1.  INSURANCE.

          (a) Grantor shall maintain such insurance on the Collateral as may be reasonably required from time to time by Beneficiary, with premiums prepaid, providing replacement cost coverage and insuring against loss by fire and such other risks covered by extended coverage insurance, and such other perils and risks as Beneficiary may reasonably require from time to time, including earthquake, loss of rents and business interruption. Grantor also shall maintain comprehensive general public liability insurance and if the Property is located in a designated flood hazard area, flood insurance. All insurance shall be with companies reasonably satisfactory to Beneficiary and in such amounts and with such coverages as Beneficiary may reasonably require from time to time, with lender's loss payable clauses in favor of and in form reasonably satisfactory to Beneficiary. At least thirty (30) days prior to the expiration of the term of any insurance policy, Grantor shall furnish Beneficiary with written evidence of renewal or issuance of a satisfactory replacement policy.
If requested Grantor shall deliver copies of all polices to Beneficiary. Each policy of insurance shall provide Beneficiary with no less than forty-five (45) days prior written notice of any cancellation, expiration, non-renewal or modification.

          (b) In the event of foreclosure of this Deed of Trust all interest of Grantor in any insurance policies pertaining to the Collateral and in any claims against the policies and in any proceeds due under the policies shall pass to Beneficiary.

          (c) If under the terms of any Lease the lessee is required to maintain insurance of the type required by the Loan Documents and if the insurance is maintained for the benefit of both the lessor and Beneficiary, Beneficiary will accept such policies provided all of the requirements of Beneficiary and the Loan Documents are met. In the event the lessee fails to maintain such insurance, Grantor shall promptly obtain such policies as are required by the Loan Documents.

          (d) If Grantor fails to maintain any insurance required of it by Beneficiary, or fails to pay any premiums with respect to such insurance, Beneficiary may obtain such replacement insurance as it deems necessary or desirable, or pay the necessary premium on behalf of Grantor, and any sums expended by Beneficiary in so doing shall be added to the principal balance of the Note and bear interest at the default interest rate set forth in the Note.

     2.  DAMAGES AND CONDEMNATION AND INSURANCE PROCEEDS.

          (a) Grantor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment: (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Collateral or any interest in it; (ii) all other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Collateral, or for damage or injury to or decrease in value of all or part of the Collateral or any interest in it; (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Collateral up to the amount of the indebtedness and obligations of Grantor under the Note and the other Loan Documents; and (iv) all interest which may accrue on any of the foregoing.

          (b) Grantor shall immediately notify Beneficiary in writing if: (i) any damage occurs or any injury or loss is sustained in the amount of $25,000 or more to all or part of the Collateral, or any action or proceeding relating to any such damage, injury or loss is commenced; or (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Collateral. If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Collateral, and if Grantor is in default under the Note or any other Loan Document, it may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Collateral, and may join Grantor in adjusting any loss covered by insurance.

          (c) All proceeds of these assigned claims, other property and rights which Grantor may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of

Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees.

          (d) If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Grantor to use the balance of the proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Collateral in the manner described below: (i) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Collateral will be at least as valuable as it was immediately before the damage or condemnation occurred; (iii) the Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Note until the repair or reconstruction is complete; or Grantor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Grantor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; (iv) Beneficiary must receive evidence satisfactory to it that all Leases which it may find acceptable will continue after the repair or reconstruction is complete; (v) Beneficiary has received evidence satisfactory to it, that reconstruction and/or repair can be completed at least three (3) months prior to the date the Note secured by this Deed of Trust is due and payable; and (vi) no default under any of the Loan Documents shall have occurred and be continuing. If the foregoing conditions are met to Beneficiary's satisfaction, Beneficiary shall hold the Net Claims Proceeds and any funds which Grantor is required to provide and shall disburse them to Grantor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay some or all of the Note.

                                   ARTICLE V
                                   ---------

     1. DEFAULT--REMEDIES.

          (a) Grantor will be in default under this Deed of Trust if (i) Grantor fails to make any payment when due under the Note, this Deed of Trust or any other Loan Document; (ii) Grantor fails to perform any other covenant, agreement or obligation to be performed by Grantor under this Deed of Trust or any other Loan Document; (iii) any representation or warranty contained in this

Deed of Trust or any other Loan Document, or any financial information furnished by Grantor or its agents to Beneficiary in connection with the Loan, proves to be false or misleading in any material respect; (iv) Grantor defaults under any lease or other contract or agreement relating to the Collateral, and such default is not cured within the applicable cure period, if any; (v) Grantor defaults under any other Loan Document; (vi) Grantor or any guarantor of the Loan fails to pay his, her or its debts generally as they become due, or files a petition or action for relief under any bankruptcy, reorganization or insolvency laws or makes an assignment for the benefit of creditor; or (vii) an involuntary petition is filed against Grantor or any guarantor of the Loan under any bankruptcy, reorganization or other insolvency laws, or a custodian, receiver or trustee is appointed to take possession, custody or control of the Collateral or any other properties of Grantor, or the assets of any guarantor of the Loan, and such petition or appointment is not set aside, withdrawn or dismissed within thirty (30) days from the date of filing or appointment.

          (b) In the event of a default Beneficiary may declare the Secured Obligations, including the Loan and all other indebtedness evidenced by the Note or any other Loan Document, immediately due and payable after notice as set forth in Section 2 below, and/or exercise its rights and remedies under the Loan Documents and applicable law including foreclosure of this Deed of Trust judicially as a mortgage or non-judicially pursuant to the power of sale. Beneficiary's exercise of any of its rights and remedies shall not constitute a waiver or cure of a default. Beneficiary's failure to enforce any default shall not constitute a waiver of the default or any subsequent default. In the event of foreclosure, the cost of the title premium for the trustee's sale guarantee (or equivalent title policy or report) shall be paid for by Grantor. If the Loan Documents are referred to an attorney for enforcement or preservation of Beneficiary's rights or remedies, whether or not suit is filed or any proceedings are commenced, Grantor shall pay all Beneficiary's costs and expenses including Trustee's and attorneys' fees (including attorneys' fees for any appeal, bankruptcy proceeding or any other proceeding), accountants' fees, appraisal and inspection fees and cost of title report.

     2. NOTICE AND OPPORTUNITY TO CURE. Notwithstanding any other provision of this Deed of Trust, Beneficiary shall not accelerate the maturity of one or more of the Secured Obligations (a) because of a monetary default (defined below) by Grantor unless Grantor fails to cure the default within ten (10) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor, or (b) because of a nonmonetary default (defined below) by Grantor unless Grantor fails to cure the default within thirty (30) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor. For purposes of this Deed of Trust, the term "monetary default" means a failure by Grantor to make any payment required of it pursuant to the Note or any other Loan Document, and the term "nonmonetary default" means a failure by Grantor or any other person or entity to perform any obligation contained in the Note or any other Loan Document, other than the obligation to make payments provided for in the Note or any other Loan Document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Grantor has commenced action to cure within the thirty (30) day cure period, and in Beneficiary's opinion, Grantor is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate Beneficiary to forebear in any other manner from exercising its remedies and Beneficiary may pursue any other rights or remedies which Beneficiary may have because of a default.

     3. CUMULATIVE REMEDIES. To the fullest extent allowed by law, all Beneficiary's and Trustee's rights and remedies specified in the Loan Documents (including this Deed of Trust) are cumulative, not mutually exclusive and not in substitution for any rights or remedies available at law or in equity. Without waiving its rights in the Collateral, Beneficiary may proceed against Grantor or may proceed against any other security or guaranty for the Secured Obligations, in such order and manner as Beneficiary may elect. The commencement of proceedings to enforce a particular remedy shall not preclude the discontinuance of the proceedings and the commencement of proceedings to enforce a different remedy.

     4. ENTRY. After a default, Beneficiary, in person, by agent or by court appointed receiver, may enter, take possession of, manage and operate all or any part of the Collateral, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this Deed of Trust, including taking and possessing all of Grantor's or the then owner's books and records pertaining to the ownership, operation or maintenance of the Property and the other collateral described above; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Grantor; completing any unfinished construction; and/or contracting for and making repairs and alterations.

     5. APPOINTMENT OF RECEIVER. In the event of a default, Grantor consents to, and Beneficiary, to the fullest extent permitted by applicable law, shall be entitled, without notice, bond or regard to the adequacy of the Collateral, to the appointment of a receiver for the Collateral. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by a receiver, all the rights and powers granted to Beneficiary by the Loan Documents. The receiver shall be entitled to receive a reasonable fee for management of the Property. If Grantor is an occupant of the Property, Beneficiary has the right to require Grantor to pay rent at fair market rates and the right to remove Grantor from Property if Grantor fails to pay rent.

     6. SALE OF PROPERTY AFTER DEFAULT. Following a default and the foreclosure of this Deed of Trust, either judicially or non-judicially, the Collateral may be sold separately or as a whole, at the option of Beneficiary. In the event of a trustee's sale of the Collateral pursuant to the power of sale granted herein, Beneficiary hereby assigns its security interest in the personal property Collateral to the trustee. Beneficiary may also realize on the personal property Collateral in accordance with the remedies available to secured parties under the Uniform Commercial Code or at law. In the event of a trustee's sale, Grantor, and the holder of any subordinate liens or security interest with actual or constructive notice hereof, waive any equitable, statutory or other right they may have to require marshaling of assets in connection with the exercises of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Collateral will be sold in the event of any sale under this Deed of Trust or foreclosure in the inverse order of alienation.

     7. FORECLOSURE OF LESSEE'S RIGHT--SUBORDINATION. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any lessees of the Property. Beneficiary's failure to foreclose against any lessee shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

     8. REPAIRS DURING REDEMPTION. In the event of a judicial foreclosure the purchaser during any redemption period may make such repairs and alterations to the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring of the Property. Any sums so paid, together with interest from the date of the expenditure at the rate provided in the judgment, shall be added to the amount required to be paid for redemption of the Property.

                                   ARTICLE VI
                                   ----------

     1. ADDITIONAL SECURITY DOCUMENTS. Grantor shall within fifteen (15) days after request by Beneficiary execute and deliver any financing statement, renewal, affidavit, certificate, continuation statement, or other document Beneficiary may request in order to perfect, preserve, continue, extend, or maintain security interests or liens granted herein to Beneficiary and the priority of such security interests or liens. Grantor shall pay all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing, and refiling of any such document.

     2. RECONVEYANCE AFTER PAYMENT. Upon written request of Beneficiary stating that all obligations secured by this Deed of Trust have been paid, Trustee shall reconvey, without warranty, the Collateral then subject to the lien of this Deed of Trust. Grantor shall pay any costs, trustee's fees and recording fees incurred in so reconveying the Property.

     3. NONWAIVER OF TERMS AND CONDITIONS. Time is of the essence with respect to performance of the obligations under the Loan Documents. Beneficiary's failure to require prompt enforcement of any such obligation shall not constitute a waiver of the obligation or any subsequent required performance of the obligation. No term or condition of this Deed of Trust or any other Loan Documents may be waived, modified or amended except by a written agreement signed by Grantor and Beneficiary. Any waiver of any term or condition of the Loan Documents shall apply only to the time and occasion specified in the waiver and shall not constitute a waiver of the term or condition at any subsequent time or occasion.

     4. WAIVERS BY GRANTOR. Without affecting any of Grantor's obligations under the Loan Documents, Grantor waives the following: (a) any right to require Beneficiary to proceed against any specific party liable for sums due under the Loan Documents or to proceed against or exhaust any specific security for sums due under the Loan Documents; (b) notice of new or additional indebtedness of any Grantor or any other party liable for sums due under the Loan Documents to Beneficiary; (c) any defense arising out of Beneficiary entering into additional financing or other arrangements with any Grantor or any other party liable for sums due under the Loan Documents and any action taken by Beneficiary in connection with any such financing or other arrangements or any pending financing or other arrangements; (d) any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of Beneficiary against any Grantor or any other party liable for sums due under the Loan Documents or any Collateral; and (e) any obligation of Beneficiary to see to the proper use and application of any proceeds advanced pursuant to the Loan Documents.

     5. RIGHT OF SUBROGATION. Beneficiary is subrogated to the rights, whether legal or equitable, of all beneficiaries, mortgagees, lienholders and owners directly or indirectly paid off or satisfied in whole or in part by any proceeds advanced by Beneficiary under the Loan Documents, regardless of whether such parties assigned or released of record their rights or liens upon payment.

     6. JOINT AND SEVERAL LIABILITY. If there is more than one Grantor of this Deed of Trust, their obligations shall be joint and several.

     7. STATEMENT OF AMOUNT OWING. Grantor within fifteen (15) days after request by Beneficiary will furnish Beneficiary a written statement of the amount due under the Loan Documents, any offsets or defenses against the amount claimed by Grantor, and such other factual matters as Beneficiary may reasonably request.

     8.  BOOKS AND RECORDS; FINANCIAL STATEMENTS.

          (a) Grantor will keep and maintain at Grantor's address stated above, or such other place as Beneficiary may approve in writing, books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination, inspection and copying at any reasonable time by Beneficiary. Except as otherwise agreed in writing by Beneficiary, Grantor shall provide to Beneficiary within ninety (90) days after the end of each of Grantor's fiscal years (or within twenty (20) days of Beneficiary's written request therefor if Grantor is in default), for each Grantor, for each general partner of Grantor if Grantor is a partnership, and for each guarantor of all or any of the Secured Obligations, a complete and current financial statement, together with a statement of income and expenses of the Property and a statement of changes in financial position with respect to the Property for the prior year, each in reasonable detail and certified by Grantor, the general partner or the guarantor, as the case may be. At the same time, Grantor shall also furnish a current rent roll for the Property, certified by Grantor, which shall include such information as Beneficiary may require, including the name of each tenant, the lease expiration date, the monthly rent, the date to which rent has been paid, and any deposits or prepaid rent Grantor is holding.

          (b) All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, or such other accounting practices as Beneficiary may approve. Grantor's compliance with these provisions shall not limit or affect Grantor's obligations to comply with financial, tax and operation covenants and reporting requirements under any other agreement between Grantor and Beneficiary whether or not such other agreement is related to the Secured Obligations. If any of the reporting requirements in this Section 8 are inconsistent with the reporting requirements in any such other agreement, the reporting requirements in such other agreement shall control.

     9. APPRAISALS. In the event of a default Beneficiary may obtain a current regulatory conforming appraisal of the Collateral. In addition, appraisals may be commissioned by Beneficiary when required by laws and regulations which govern Beneficiary's lending practices. The cost of all such appraisals (and related internal review fees and costs) will be paid by Grantor within fifteen
(15) days after request by Beneficiary.

     10. EVASION OF PREPAYMENT FEE. If Grantor is in default, whether Beneficiary has accelerated the maturity of the indebtedness or not, any tender of payment sufficient to satisfy all sums due under the Loan Documents made at any time prior to foreclosure sale shall constitute an evasion of the prepayment terms of the Note, if any, and shall be deemed a voluntary prepayment. Any such payment, to the extent permitted by law, shall include the additional payment required under the prepayment fee provision in the Note, if any, or if at that time prepayment is not permitted, then such payment, to the extent permitted by law, will include an additional payment of five percent (5%) of the then principal balance.

     11. PAYMENT OF NEW TAXES. If any federal, state or local law is passed subsequent to the date of this Deed of Trust which requires Beneficiary to pay any tax because of this Deed of Trust or the sums due under the Loan Documents (excluding income taxes), then Grantor shall pay to Beneficiary on demand any such taxes if it is lawful for Grantor to pay them, or, in the alternative Grantor may repay all sums due under the Loan Documents plus any prepayment fee within thirty (30) days of such demand.

     12.  INTENTIONALLY OMITTED.

     13. NOTICES. Any notice given by Grantor, Trustee or Beneficiary shall be in writing and shall be effective (1) on personal delivery to the party receiving the notice or (2) on the third day after deposit in the United States mail, postage prepaid with return receipt requested, addressed to the party at the address set forth above (or such other address as a party may specify by written notice given pursuant to this paragraph), or with respect to the Grantor, to the address at which Beneficiary customarily or last communicated with Grantor.

     14. CONTROLLING DOCUMENT. In the event of a conflict or inconsistency between the terms and conditions of this Deed of Trust and the terms and conditions of any other of the Loan Documents (except for any separate assignment of the Rents and/or the Leases and any loan agreement which shall prevail over this Deed of Trust), the terms and conditions of this Deed of Trust shall prevail.

     15. INVALIDITY OF TERMS AND CONDITIONS. If any term or condition of this Deed of Trust is found to be invalid, the invalidity shall not affect any other term or condition of the Deed of Trust and the Deed of Trust shall be construed as if not containing the invalid term or condition.

     16. LEGISLATION AFFECTING BENEFICIARY'S RIGHTS. If enactment or expiration of applicable laws has the effect of rendering any provision of the Note or this Deed of Trust unenforceable according to its terms, and Beneficiary in good faith believes the affect of such change in laws will adversely impact the security for the Note or Grantor's obligation or ability to repay the Loan, Beneficiary, at its option, may require immediate payment in full of all sums secured by this Deed of Trust and may invoke any remedies permitted herein.

     17. RULES OF CONSTRUCTION. This Deed of Trust shall be construed so that, whenever applicable, the use of the singular shall include the plural, the use of the plural shall include the singular, and the use of any gender shall be applicable to all genders and shall include corporations, partnerships and limited partnerships. This Deed of Trust inures to the benefit of, and binds all parties named herein and their successors and assigns. The headings to the various sections have been inserted for convenience of reference only and shall not be used to construe this Deed of Trust.

     18. APPLICABLE LAW. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington.

GRANTOR

ADVANCED TECHNOLOGY LABORATORIES, INC.,
a Washington corporation


By  /s/ Harvey N. Gillis
    ___________________________________

Its Senior VP & CFO
    ___________________________________

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

    On this 28th day of December, 1994, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Harvey N. Gillis, known to me to be the Senior V.P. CFO & Treasurer of ADVANCED TECHNOLOGY LABORATORIES, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.


                          /s/ Kevin J. Grady
                          _____________________________________
                          Signature

                          KEVIN J. GRADY
                          _____________________________________
                          Print Name
                          NOTARY PUBLIC in and for the State of
                          Washington, residing at Seattle.
                          My commission expires 6/15/95.

                         REQUEST FOR FULL RECONVEYANCE
              To be used only when all obligations have been paid
                     under the Note and this Deed of Trust



TO:  TRUSTEE

     The undersigned is the legal owner and holder of the Note and all other indebtedness secured by the within Deed of Trust. Said Note, together with all other indebtedness secured by said Deed of Trust, has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust, to cancel said Note above mentioned and all other evidence of indebtedness secured by said Deed of Trust delivered to you herewith, together with said Deed of Trust, and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, all the estate now held by you thereunder.

     Dated ________________________, 19__.  _____________________

                                            _____________________

Mail reconveyance to:_____________________________________________

                                  SCHEDULE A
                                  ----------

PARCEL A:

That portion of the following described Parcel "X" lying Westerly of a line described as follows:

Commencing at the Southwest corner of the North half of the Southeast quarter of the Northeast quarter of Section 30, Township 27 North, Range 5 East,
W. M., in Snohomish County, Washington;
thence North 00(degrees)35'50"West 180.01 feet along the West line thereof to the Northwest corner of Tract described in Deed to Barbara McCurdy recorded in Volume 550 of Deeds, page 1, records of said Snohomish County;
thence South 27(degrees)12'35"East 77.91 feet along the Westerly line of said McCurdy Tract to the true point of beginning of the line described herein;
thence South 88(degrees)49'31"West 244.82 feet along the Westerly prolongation of the South line of said McCurdy Tract;
thence at right angles to said prolongation South 01(degrees)10'29"East 292.22 feet;
thence South 73(degrees)26'46"West 4.76 feet;
thence South 49(degrees)43'26"West 14.89 feet;
thence South 43(degrees)51'11"West 13.46 feet;
thence South 29(degrees)00'08"West 11.98 feet;
thence South 27(degrees)49'25"West 14.13 feet;
thence South 33(degrees)03'37"West 9.82 feet;
thence South 43(degrees)10'30"West 8.10 feet;
thence South 44(degrees)58'09"West 17.01 feet;
thence South 40(degrees)45'05"West 20.21 feet;
thence South 70(degrees)27'47"West 19.21 feet;
thence South 57(degrees)25'32"East 26.11 feet to the beginning of a curve concave Southwesterly having a radius of 185.00 feet;
thence Southeasterly and Southerly 166.13 feet along said curve through a central angle of 51(degrees)27'08";
thence South 05(degrees)58'24"East 31.02 feet;
thence South 04(degrees)31'39"East 30.55 feet to the beginning of a curve concave Northeasterly having a radius of 108.00 feet;
thence Southerly and Southeasterly 81.31 feet along said curve through a central angle of 43(degrees)08'09";
thence South 47(degrees)39'48"East 30.09 feet to the beginning of a curve concave Northeasterly having a radius of 111.00 feet;
thence Southeasterly and Easterly 61.94 feet along said curve through a central angle of 31(degrees)58'16";
thence non-tangent to the preceding curve North 80(degrees)56'26"East 21.35 feet;
thence North 85(degrees)32'25"East 132.33 feet to the beginning of a curve concave Southerly having a radius of 329.22 feet;
thence Easterly 124.13 feet along said curve through a central angle of 21(degrees)36'12" to the beginning of a reverse curve concave Northerly having a radius of 20.00 feet;
thence Easterly and Northeasterly 14.42 feet along said curve through a central angle of 41(degrees)19'01" to the Northwesterly margin of SR 527 as described in Deed to the State of Washington recorded under Snohomish County Recording No. 9009130330 and the terminus of said line described herein and from said terminus the most Southerly corner of the right of way parcel described in last said deed bears South 68(degrees)52'11"East, 16.75 feet distant.


PARCEL X DESCRIPTION:

The Southwest quarter of the Northeast quarter of Section 30, Township 27 North, Range 5 East, W.M., and that portion of the Southeast quarter of the Northeast quarter of said Section 30 lying Westerly of SR 527 (AKA The Old Bothell Everett Road) as it existed prior to 1982 and Southerly of a line described as follows:

Beginning at the Southwest corner of the North half of the Southeast quarter of the Northeast quarter of said Section 30;
thence North 01(degrees)15'51"East along the West line of said subdivision a distance of 180.01 feet and the point of beginning of said line description; running thence South 25(degrees)20'54"East 77.55 feet;
thence South 89(degrees)14'57"East to the Westerly line of SR 527 (Old Bothell Everett Highway) and the terminus of said line description.

Except that portion of the Southeast quarter of the Northeast quarter of said Section 30, lying East of the following described line; Beginning at a point where the South line of the North half of the Southeast quarter of the Northeast quarter of said Section 30, intersects with the Westerly margin line of Secondary State Highway (Aka Old Bothell-Everett Highway); thence West 170 feet;
thence South 90 feet;
thence West 75 feet and the beginning of said line description;
thence North 160 feet to the termination of said line;

Also excepting therefrom those portions conveyed to the State of Washington for highway purposes by deeds recorded under Auditor's File Nos. 8312020251, 8410310097, 8508130146, 8706010288 and 9009130330.

PARCEL B:

Lots A & B. Survey recorded in Volume 18 of Surveys, page 289, recorded under Auditor's File No. 8403015003 being a portion of the North half of the Southeast quarter of Section 30, Township 27 North, Range 5 East, W.M.; Except any portion lying within that portion conveyed to State of Washington under Auditor's File No. 1910167, 8407190177, 8601270196 and 9009120407.

Situate in the County of Snohomish, State of Washington.